UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

DATARAM CORPORATION
(Exact name of registrant as specified in charter)

New Jersey	1-8266	22-18314-09
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (609) 799-0071

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Dataram Corporation, a leading international manufacturer of computer memory, storage and software products, announced today that it has sold thirteen patents and 2 patent applications to Phan Tia Group Pte. LLC, for a purchase price of $5 million. Under terms of the sale, Dataram retains a license to continue to use the patents in current and future Dataram products including XcelaSAN with limited rights to transfer its license.

The execution of this Agreement delivers a significant return on the investment Dataram made several years ago when it committed to use funds to convert certain intellectual property to tangible patent assets. The patents which Dataram sold covered solid state storage and caching products based on DRAM, flash, and other solid state technologies.

ipCapital Group assisted in patent valuation, and ipCapital Licensing Company supported Dataram on the negotiation and successful close of this transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

	By:	MARC P. PALKER

Date: April 4, 2012		/s/ Marc P. Palker
Marc P. Palker
Chief Financial Officer